Exhibit 99.1

Media Contact:

Billy Balfour

Bottomline Technologies

(603) 501-5219

bbalfour@bottomline.com

Bottomline Technologies Announces Executive Succession Plan

Rob Eberle to Become Chief Executive Officer and Peter Fortune to Become Chief Operating Officer

PORTSMOUTH, NH – August 25, 2006 - Bottomline Technologies (NASDAQ: EPAY), a leading provider of payments and invoice automation software and services, today announced that the company’s Board of Directors has approved an executive succession plan appointing Rob Eberle to chief executive officer and Peter Fortune to chief operating officer. These changes will go into effect on November 16, 2006, the date of the company’s annual shareholder meeting. Joe Mullen, the company’s chief executive officer, will assume the role of Vice Chairman of the Board of Directors until May 2007, at which time he will become Chairman.

“This is a planned transition we have been working on for some time and I am delighted for both Rob and Peter,” said Mullen. “They have played an instrumental role in developing our business strategy and we have the utmost confidence in their ability to execute on the next phase of our corporate growth plan. I look forward to offering my support to Rob and Peter as they begin their new roles.”

Bottomline’s president and chief operating officer since 2004, Mr. Eberle joined Bottomline in 1998. In 2000, he was named a director and in 2001 became chief operating officer. Mr. Eberle’s leadership was influential in taking Bottomline public, introducing the company into new geographic markets, serving large enterprise customers, and the definition and execution of the company’s long-term growth plan.

“I’d like to thank Joe and the Board for their confidence and their support for our strategic vision for Bottomline,” said Eberle. “It has been a pleasure to work with Joe for the past eight years and I look forward to the opportunity to call on him in the future in his new role.”

“I believe there are great opportunities in front of us in the markets we serve and Bottomline is well-positioned to capitalize on them,” continued Eberle. “I feel proud to be given this opportunity to lead Bottomline, working with Peter as we take the company through this next phase of our growth strategy.”

Fortune has been President of Bottomline’s European operations since 2000 and the company’s chief marketing officer since 2005. Mr. Fortune’s leadership has played a key role in accelerating the company’s growth in the United Kingdom and continental Europe, and in defining the company’s strategic product direction.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides payments and invoice automation software and services to organizations seeking more secure and efficient financial processes. The company remains at the forefront of delivering innovative solutions that complement and extend the value of existing financial processes, business relationships and back-office systems. These solutions have enabled industry-leading corporations, banks and financial institutions to automate, manage and control processes involving payments and collections, invoice approval, cash flow, risk mitigation, reporting and document archive. For more information, please visit www.bottomline.com.

Bottomline Technologies and the BT logo are trademarks of Bottomline Technologies, Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions and other risks described in our most recent quarterly report on Form 10-Q. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.